EXHIBIT 4.3(c)

                   SECOND AMENDED AND RESTATED
             PARTNERSHIP SECURED LIMITED GUARANTEE


          This Second Amended and Restated Partnership Secured Limited Guarantee (this "Guarantee ") is entered into as of October __, 1998 by CALENERGY OPERATING CORPORATION, a Delaware corporation ("CEOC"), VULCAN POWER COMPANY, a Nevada corporation ("VPC"), CONEJO ENERGY COMPANY, a California corporation ("Conejo"), NIGUEL ENERGY COMPANY, a California corporation ("Niguel"), SAN FELIPE ENERGY COMPANY, a California corporation ("San Felipe"), BN GEOTHERMAL, INC., a Delaware corporation ("BNG"), DEL RANCH, L.P., a California limited partnership ("Del Ranch"), ELMORE, L.P., a California limited partnership ("Elmore"), LEATHERS, L.P., a California limited partnership ("Leathers"), VULCAN/BN GEOTHERMAL POWER COMPANY, a Nevada general partnership ("Vulcan"), CALENERGY MINERALS LLC, a Delaware limited liability company ("Minerals LLC"), and CE TURBO LLC, a Delaware limited liability company ("Turbo LLC," and together with CEOC, VPC, Conejo, Niguel, San Felipe, BNG, Del Ranch, Elmore, Leathers, Vulcan, and Minerals LLC, the "Partnership Guarantors"), in favor of and for the benefit of CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as Trustee ("Trustee") under that certain Trust Indenture dated as of July 21, 1995 by and between Salton Sea Funding Corporation (the "Funding Corporation") and Trustee as the same may be amended, modified or supplemented, including by that certain First Supplemental Indenture dated as of October 18, 1995, that certain Second Supplemental Indenture dated as of June 20, 1996, that certain Third Supplemental Indenture dated as of July 29, 1996, and that certain Fourth Supplemental Trust Indenture dated as of even date herewith (as so amended, modified or supplemented, the "Indenture") and as Collateral Agent ("Collateral Agent") under that certain Collateral Agency and Intercreditor Agreement dated as of July 21, 1995 by and among the Funding Corporation, the Guarantors and the Secured Parties as the same may be amended, modified or supplemented, including by that certain First Amendment to the Collateral Agency and Intercreditor Agreement dated as of June 20, 1996 and that certain Second Amendment to the Collateral Agency and Intercreditor Agreement dated as of date even herewith for the benefit of the Secured Parties and the Funding Corporation (as so amended, modified or supplemented, the "Intercreditor Agreement"). All capitalized terms used herein but not specifically defined shall have the respective meanings given to such terms in Exhibit A to the Indenture, which Exhibit A is hereby incorporated by reference as if set forth in full herein.

                      W I T N E S S E T H:

          WHEREAS, the Funding Corporation is a corporation established for the sole purpose of making loans to the Guarantors from proceeds of the issuance of notes and bonds (collectively, the "Securities") in its individual capacity as principal and as agent acting on behalf of the Guarantors pursuant to the Indenture; and

          WHEREAS, the principal and interest payments on the Securities will be serviced by repayment of loans made by the Funding Corporation to the Guarantors and guaranteed by the Guarantors, subject to the conditions set forth in the Indenture; and

          WHEREAS, on July 21, 1995 the Funding Corporation issued and sold Securities in the aggregate principal amount of $475,000,000.00 (the "Initial Securities"); and

          WHEREAS, the Funding Corporation used a portion of the proceeds from the sale of the Initial Securities to make a loan to CEOC and VPC in the aggregate amount of $75,000,000.00 pursuant to that certain Credit Agreement (Partnership
Guarantors) dated as of June 21, 1995; and

          WHEREAS, in connection with the making of such loan to CEOC and VPC, CEOC and VPC entered into the Partnership Secured Limited Guarantee dated as of July 21, 1995 in favor of the Trustee (the "Original Secured Limited Guarantee") whereby CEOC and VPC guaranteed certain of the obligations of the Funding Corporation under the Initial Securities; and

          WHEREAS, on June 20, 1996 the Funding Corporation issued and sold Securities in the aggregate principal amount of $135,000,000.00 (the "Supplemental Securities); and

          WHEREAS, the Funding Corporation used the proceeds from the sale of the Supplemental Securities to make a loan to CEOC, VPC, BNG, Conejo, Del Ranch, Elmore, Leathers, Niguel, San Felipe, and Vulcan pursuant to that certain Amended and Restated Credit Agreement (Partnership Guarantors) dated as of June 20, 1996; and

          WHEREAS, in connection with the making of such loan to CEOC, VPC, BNG, Conejo, Del Ranch, Elmore, Leathers, Niguel, San Felipe, and Vulcan, such parties entered into the Amended and Restated Partnership Secured Limited Guarantee dated as of June 20,1996 in favor of the Trustee (the "Supplemental Secured Limited Guarantee") whereby such parties agreed to amend and restate the Original Secured Limited Guarantee and guaranteed certain of the obligations of the Funding Corporation under the Initial Securities and the Supplemental Securities (the Original Secured Limited Guarantee as so amended the "Existing Partnership Guarantee"); and

          WHEREAS, the Funding Corporation has simultaneously with the execution and delivery of this Guarantee issued and sold Securities in the aggregate principal amount of $285,000,000 (the "New Securities") a portion of the net proceeds of which will be loaned to the Partnership Guarantors pursuant to that certain Second Amended and Restated Credit Agreement (Partnership Guarantors) dated as of even date herewith (the "Partnership Credit Agreement"); and

          WHEREAS, each Partnership Guarantor is an affiliate of the Funding Corporation and anticipates benefiting directly and indirectly from the issuance and sale of the New Securities by the Funding Corporation and continuing to benefit from the issuance and sale of the Initial Securities and the Supplemental Securities by the Funding Corporation, and each Partnership Guarantor (including Minerals LLC and Turbo LLC) has therefore agreed to jointly and severally guarantee certain of the obligations of the Funding Corporation under the Securities (including the Initial Securities and the Supplemental Securities) in accordance with the terms hereof; and

          WHEREAS, in order to evidence and implement such guarantee by all of the Partnership Guarantors and the joint and several obligations of all of the Partnership Guarantors thereunder, the parties hereto have agreed to amend and restate the Existing Partnership Guarantee as set forth herein.

          In consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                            AGREEMENT

          1. From and after the date hereof, the terms of the Existing Partnership Guarantee shall be amended and restated to read in their entirety as set forth herein and the terms hereof shall govern and control the rights and obligations of the parties in and with respect to the matters set forth herein, notwithstanding any conflict between the terms hereof and the terms of the Existing Partnership Guarantee. The Existing Partnership Guarantee is hereby amended and restated in its entirety as follows.

          2. As set forth in this Guarantee, each Partnership Guarantor jointly and severally guarantees the payment of the Indebtedness (as hereafter defined) when due, upon maturity, acceleration or otherwise; provided, however, that no obligation to pay all or any portion of the Indebtedness shall exist unless there also shall have occurred and be continuing (a) an Event of Default under the Partnership Credit Agreement, (b) an Event of Default under Section 6.1(a) of the Indenture or (c) an Event of Default under Section 18 of this Guarantee; and provided further that each Partnership Guarantor's obligation hereunder shall be limited to the Available Cash Flow of such Partnership Guarantor.

          3. "Indebtedness" as used herein shall mean all principal, interest, premium (if any), fees, charges, penalties, expenses, payments, and all other amounts due with respect to the Securities and all other Senior Debt.

          4. Subject to the conditions set forth in Section 2 of this Guarantee, the liability of each Partnership Guarantor under this Guarantee in respect of the Indebtedness shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

               (a) any lack of validity or enforceability of the Securities, the Indenture, the Credit Agreements or any of the other Transaction Documents;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness or amendment or waiver of, or any consent to any departure from, any Transaction Document, including, without limitation, any increase in the Indebtedness or other obligations of the Funding Corporation under the Indenture;

               (c) any enforcement of any Transaction Document, including the taking, holding or sale of any collateral, or any termination or release of any collateral from the liens created by any Transaction Document or the non-perfection of any liens created by any Transaction Document;

               (d)  the failure by any one of the Partnership
Guarantors to fulfill its obligations under this Guarantee;

               (e) any change, restructuring or termination of the corporate structure or existence of the Funding Corporation;
or

               (f)  any Event of Default of the Funding
Corporation under Sections 6.1(f) or (g) of the Indenture, of the Salton Sea Guarantors under Section 5.1(e) of the Salton Sea Credit Agreement, of the Partnership Guarantors under Section 5.1(e) of the Partnership Credit Agreement or of the Royalty Guarantor under Section 5.1(e) of the Royalty Credit Agreement.

          This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by the Trustee or any other Person upon the insolvency, bankruptcy or reorganization of the Funding Corporation or the Partnership Guarantors, or otherwise, all as though such payment had not been made.

          5. Except to the extent provided in Section 2 of this Guarantee, the obligations hereunder are independent of the obligations of the Funding Corporation or any other Guarantor, and a separate action or actions may be brought and prosecuted against any of the Partnership Guarantors whether action is brought against either the Funding Corporation or any other Guarantor or whether either the Funding Corporation or any other Guarantor be joined in any such action or actions; and each Partnership Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

          6. The Partnership Guarantors authorize the Trustee, acting pursuant to the Indenture, without notice or demand and without affecting their liability hereunder, from time to time, whether before or after termination of this Guarantee, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of the obligations of the Funding Corporation under the Indenture or any part thereof; (b) take and hold security for the payment of this Guarantee or the Indebtedness, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof; and (d) release or substitute any one or more of the endorsers or guarantors.

          7. The Partnership Guarantors hereby waive and relinquish all rights and remedies accorded by applicable law to sureties or guarantors and agree not to assert or take advantage of any such rights or remedies, including without limitation:

                Civil Code Section 2856(c) Waiver

               (a)  all rights and defenses that the Partnership
  Guarantors may have because the obligations of the Funding
  Corporation or any other guarantor of any or all of the Indebtedness are secured by real property. This means, among other things:

                    (1)  Trustee may collect from the Partnership
  Guarantors without first foreclosing on any real or personal property collateral pledged by the Funding Corporation or any other guarantor;

                    (2)  If Trustee forecloses on any real
  property collateral pledged by the Funding Corporation or any other guarantor:

                         (A)  the amount of the debt may be
  reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                         (B) Trustee may collect from the
  Partnership Guarantors even if Trustee, by foreclosing on the real property collateral, has destroyed any right the Partnership Guarantors may have to collect from the Funding
  Corporation or any other guarantor.

               This is an unconditional and irrevocable waiver of any rights and defenses the Partnership Guarantors may have because the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                Civil Code Section 2856(d) Waiver

               (b) all rights and defenses arising out of an election of remedies by Trustee, even though that election of remedies such as a nonjudicial foreclosure with respect to security for a guaranteed obligation has destroyed the Partnership Guarantors' right of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise;

                          Other Waivers

               (c) The Partnership Guarantors hereby waive, to the extent permitted by applicable law: (i) promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness or any other obligations under the Transaction Documents or this Guarantee; (ii) any requirement that the Trustee or any other Person protect, secure or insure any lien or any collateral or other property subject thereto or exhaust any right or take any action against either the Funding Corporation or any other Person or any collateral; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against either the Funding Corporation or any other Person or any collateral; (iv) any duty on the part of the Trustee to disclose to the Partnership Guarantors any matter, fact or thing relating to the business, operation or condition of either the Funding Corporation or any other party to any of the Transaction Documents and the Funding Corporation's assets now known or hereafter known by the Trustee; and (v) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guarantee and of the existence, creation, or incurrence of new or additional Indebtedness.

          8. The Partnership Guarantors hereby irrevocably waive any claim or other rights which they may now or hereafter acquire against either the Funding Corporation or any other guarantor of any or all of the Indebtedness, whether due or to become due, voluntary or involuntary, absolute or contingent, liquidated or unliquidated, determined or undetermined, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or any right to participate in any claim or remedy of the Trustee against either the Funding Corporation or any such guarantor or any collateral which the Trustee now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from the Funding Corporation, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights; and the rights and defenses available to Partnership Guarantors by reason of California Civil Code Sections 2787 to 2855, inclusive; and any and all benefits which might otherwise be available to the Partnership Guarantors under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433. If any amount shall be paid to the Partnership Guarantors in violation of the preceding sentence and the Indebtedness shall not have been paid in full, such amount shall be deemed to have been paid to the Partnership Guarantors for the benefit of, and held in trust for the benefit of, the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Indebtedness, whether matured or unmatured, in accordance with the terms of the Indenture. The Partnership Guarantors acknowledge that they have received and will receive direct and indirect benefits from the sales of the Securities already completed and the sales of Securities currently contemplated by the Indenture and that the waiver set forth in this Section 8 is knowingly made in contemplation of such benefits.

          9. The Partnership Guarantors agree that, to the extent that either the Funding Corporation or any of the Partnership Guarantors makes a payment or payments to the Trustee, or the Trustee receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to either the Funding Corporation, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Partnership Guarantors shall defend and indemnify the Trustee from and against any claim or loss under this Section 9 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit.

          10. The Partnership Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from the Funding Corporation such information concerning the Funding Corporation's financial conditions or business operations as the Partnership Guarantors may require, and that the Trustee has no duty at any time to disclose to the Partnership Guarantors any information relating to the business operations or financial condition of the Funding Corporation.

          11. To the extent that any of the waivers set forth in Sections 7 and 8 is or is deemed to be ineffective or inapplicable, any obligations of the Funding Corporation to the Partnership Guarantors, now or hereafter existing, are hereby subordinated to the Indebtedness. If the Trustee so requests, after the occurrence of an Event of Default under the Indenture, such obligations of the Funding Corporation to the Partnership Guarantors shall be enforced and performance received by the Partnership Guarantors as trustee for the Trustee and the proceeds thereof shall be paid over to the Trustee on account of the Indebtedness, but without reducing or affecting in any manner the maximum liability of the Partnership Guarantors under the other provisions of this Guarantee.

          12. The Trustee may, without notice to the Partnership Guarantors and without affecting the Partnership Guarantors' obligations hereunder, assign this Guarantee, in whole or in part in accordance with the provisions of the Indenture. The Partnership Guarantors agree that the Trustee may, subject to the provisions of the Indenture, disclose to any prospective purchaser and any purchaser of all or part of the Indebtedness any and all information in the Trustee's possession concerning the Partnership Guarantors, this Guarantee and any security for this Guarantee.

          13. The Partnership Guarantors agree to pay all reasonable attorneys' fees and all other fees and expenses which may be incurred by the Trustee in the enforcement of this Guarantee.

          14. The Trustee agrees that no directors, officers, shareholders (other than CEOC, VPC, Conejo, Niguel, San Felipe and BNG) or employees of any Partnership Guarantor shall in any way be liable for the payment of the Securities, the Project Notes or any sums now or hereafter owing under the terms of, or for the performance of any obligation contained in, this Guarantee.

          15. This Guarantee shall be governed by and construed according to the laws of the State of California.

          16. This Guarantee embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          17. This Guarantee may be executed in any number of counterparts, all of which together shall constitute one agreement.

          18. The Partnership Guarantors shall continue to be bound by and perform all of their obligations under the terms and conditions set forth in the Partnership Credit Agreement for the benefit of the Funding Corporation and its legal successors and assigns, the terms of which are incorporated herein by reference as if set forth in full herein, from and after the date that the Partnership Project Note is repaid and until the payment in full of all obligations under the Salton Sea Project Note and the Royalty Project Note. The Partnership Guarantors' failure to perform such terms and conditions shall, from and after the date that the Partnership Project Note has been repaid, be an Event of Default hereunder.

          19. The obligations hereunder are subject to the limitations set forth in Section 6.11 of the Partnership Credit
Agreement, the provisions of which are hereby incorporated by reference.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          The Partnership Guarantors have executed this Guarantee as of the date and year first written above.

                         VULCAN POWER COMPANY,
                         a Nevada corporation


                         By:  /s/  Craig M. Hammett
                         Name:     Craig M. Hammett
                         Title:    Senior Vice President


                         CALIFORNIA ENERGY OPERATING CORPORATION, a Delaware corporation


                         By:  /s/ Craig M. Hammett
                         Name:     Craig M. Hammett
                         Title:    Senior Vice President


                         CONEJO ENERGY COMPANY,
                         a California corporation


                         By:/s/  Craig M. Hammett
                         Name:      Craig M. Hammett
                         Title:     Senior Vice President


                         NIGUEL ENERGY COMPANY,
                         a California corporation


                         By:/s/  Craig M. Hammett
                         Name:  Craig M. Hammett
                         Title: Senior Vice President


                         SAN FELIPE ENERGY COMPANY,
                         a California corporation


                         By:/s/  Craig M. Hammett
                         Name:   Craig M. Hammett
                         Title:  Senior Vice President


                         BN GEOTHERMAL INC.,
                         a Delaware corporation


                         By:/s/  Craig M. Hammett
                         Name:   Craig M. Hammett
                         Title:  Senior Vice President


                         DEL RANCH, L.P.,
                         a California limited partnership

                         By:  CalEnergy Operating Corporation,
                              a Delaware corporation, its general partner


                              By:/s/  Craig M. Hammett
                              Name:   Craig M. Hammett
                              Title:  Senior Vice President


                         ELMORE, L.P.,
                         a California limited partnership

                         By:  CalEnergy Operating Corporation,
                              a Delaware corporation, its general partner


                              By:/s/  Craig M. Hammett
                              Name:   Craig M. Hammett
                              Title:  Senior Vice President


                         LEATHERS, L.P.,
                         a California limited partnership

                         By:  CalEnergy Operating Corporation,
                              a Delaware corporation, its general partner


                              By:/s/  Craig M. Hammett
                              Name:   Craig M. Hammett
                              Title:  Senior Vice President


                              VULCAN/BN GEOTHERMAL POWER COMPANY,
                              a Nevada general partnership

                              By:  Vulcan Power Company,
                                   a Nevada corporation, its partner


                              By:/s/  Craig M. Hammett
                              Name:   Craig M. Hammett
                              Title:  Senior Vice President


                         CALENERGY MINERALS LLC,
                         a Delaware limited liability company

                              By:  Salton Sea Minerals Corp.,
                                   a Delaware corporation, its manager


                              By:/s/  Craig M. Hammett
                              Name:   Craig M. Hammett
                              Title:  Senior Vice President

                         CE TURBO LLC,
                         a Delaware limited liability company

                              By:  Magma Power Company,
                                   a Nevada corporation, its manager

                              By:/s/  Craig M. Hammett
                              Name:   Craig M. Hammett
                              Title:  Senior Vice President